Exhibit 99.1

TScan Therapeutics Appoints Seasoned Industry Executive Jason A. Amello as Chief Financial Officer

WALTHAM, Mass., January 29, 2024 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced the appointment of Jason A. Amello as Chief Financial Officer. Mr. Amello, a senior finance executive, brings to TScan nearly three decades of expertise in financial strategy, business development, and operations in the biotechnology industry.

“We are pleased to welcome Jason to TScan at such an exciting time as we continue to make significant progress across both our heme and solid tumor programs, with multiple important milestones on the horizon,” said Gavin MacBeath, Ph.D., Chief Executive Officer. “Jason’s corporate experience, having held several prior appointments as Chief Financial Officer, comes at the right time for us, as we continue to strategically advance our clinical-stage programs. We look forward to having him as part of our leadership team.”

“I am thrilled to join TScan at this important time to support the advancement of the Company’s pipeline across multiple tumor types,” said Mr. Amello. “With recent positive initial data from its Phase 1 heme program, the clearance of INDs for the use of multiple TCRs in solid tumor clinical trials, and a strong balance sheet, TScan is well positioned to deliver on its mission. I am excited to join the team and contribute to the strategic direction of the Company, as we work collectively to bring TScan’s innovative therapies to the patients who need them.”

Mr. Amello joins TScan from Candel Therapeutics, Inc., where he served as the Chief Financial Officer, Treasurer and Secretary, and developed the company’s financial strategy and supported its business development initiatives. From 2012 to 2022, Mr. Amello served as the Chief Financial Officer and Treasurer of Saniona AB, Akebia Therapeutics, Inc., and Ziopharm Oncology, Inc. (now Alaunos Therapeutics, Inc.), across which he executed multiple equity and debt financings, an IPO, and served as a key advisor in the consummation of a merger of equals. From 2000 to 2011, Mr. Amello held multiple finance leadership positions at Genzyme Corporation (acquired by Sanofi AG), including Senior Vice President and Chief Accounting Officer. He also led the Strategic Financial Services group through which he served as a key advisor on all of Genzyme’s mergers and acquisitions and other strategic transactions, including the sale of the company to Sanofi AG. Earlier in his career, he spent 10 years in the business advisory and assurance practice at Deloitte. Mr. Amello served on the Board of Directors of Acer Therapeutics, Inc. (acquired by Zevra Therapeutics, Inc.) and recently completed a 10-year tenure on the Board of Directors of the New England Baptist Hospital. Mr. Amello holds a B.S. in finance/accounting from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplexed TCR-T therapies for patients with a variety of cancers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding TScan’s plans, progress, and timing relating to TScan’s hematologic malignancies program; TScan’s plans, progress, and timing relating to the TScan’s solid tumor programs, including expanding the ImmunoBank; TScan’s current and future research and development plans or expectations; the structure, timing and success of TScan’s planned preclinical development; the potential benefits of any of TScan’s proprietary platforms, multiplexing, or current or future product candidates in treating patients; and TScan’s goals and strategy. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “look forward,” “well-positioned,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; the timing of the initiation, progress and expected results of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; that Mr. Amello’s corporate experience and prior appointments as Chief Financial Officer may not be predictive of TScan’s advancement of its clinical-stage programs; that Mr. Amello’s financial expertise and guidance may not necessarily be predictive of TScan’s success in advancement of its pipeline; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Joyce Allaire

LifeSci Advisors, LLC

Managing Director

617-435-6602

jallaire@lifesciadvisors.com